Exhibit 99.1
P.F. CHANG’S CHINA BISTRO, INC.
P.F. CHANG’S EARNS $0.56 PER SHARE AND
INCREASES FISCAL 2009 EARNINGS GUIDANCE
SCOTTSDALE, ARIZONA, April 22, 2009 — P.F. Chang’s China Bistro, Inc. (NASDAQ: PFCB) today reported consolidated income from continuing operations(1) of $13.4 million for the first quarter ended March 29, 2009 compared to $10.0 million for the first quarter of the prior year. Net income (2) for the first quarter of fiscal 2009 totaled $13.3 million compared to $9.6 million for the first quarter of the prior year.
Income from continuing operations(1) per diluted share for the first quarter of fiscal 2009 was $0.56 compared to $0.41 for the first quarter of the prior year. Net income(2) per diluted share was $0.56 compared to $0.40 in the prior year.

(000 except per share data)	1Q09	1Q08
Revenues	$309,837	$305,917

Income from continuing operations(1)	$13,392	$9,978
Net income(2)	$13,349	$9,649

Diluted income per share:
Income from continuing operations(1)	$0.56	$0.41
Net income(2)	$0.56	$0.40

Weighted average shares — diluted	23,795	24,295

(1)	Income from continuing operations refers to Income from continuing operations, net of tax attributable to PFCB common stockholders.

(2)	Net income refers to Net income attributable to PFCB common stockholders.
For the first quarter of 2009, consolidated revenues were $309.8 million compared to $305.9 million for the first quarter of 2008. Sales at company-owned P.F. Chang’s China Bistro restaurants accounted for $235.1 million of consolidated revenues and sales at the Company’s Pei Wei Asian Diner restaurants accounted for $74.7 million of consolidated revenues.
During the first quarter of fiscal 2009, both restaurant concepts experienced a reduction in overall guest traffic as well as a slight decline in average check reflecting the net impact of menu mix changes. Comparable store sales at the Bistro declined 6.6% during the first quarter with decreases of 4.8%, 7.0%, and 8.5% in January, February and March, respectively. Comparable store sales at Pei Wei declined 2.2% during the first quarter with decreases of 4.1% and 2.5% in January and February, respectively, and an increase of 0.3% in March.
During the first quarter of 2009, the Company opened one new Bistro and one new Pei Wei restaurant.

2009 Expectations
Due to expectations that the current negative sales environment will continue through the remainder of 2009, the Company anticipates a significant decline in average weekly sales during fiscal 2009, with an estimated decrease of approximately 6% to 7% at the Bistro and approximately 4% to 5% at Pei Wei. Consolidated revenues for fiscal 2009 are expected to increase 1% to 2% compared to fiscal 2008.
Despite lower anticipated average weekly sales, the Company currently projects that fiscal 2009 restaurant operating margins will be better than previously expected due to incremental operational improvement opportunities. As a result, the Company has increased full year earnings expectations and anticipates fiscal 2009 EPS from continuing operations will range from $1.45 to $1.50 per share.
The Company currently expects to open eight new Bistro restaurants and six new Pei Wei restaurants during fiscal 2009. As a result, the Company continues to anticipate a significant reduction in preopening expenses for fiscal 2009 compared to fiscal 2008. Gross capital expenditures for fiscal 2009 are expected to approximate $45.0 million to $55.0 million.
International Expansion
As previously announced, the Company is pursuing the international expansion of its P.F. Chang’s China Bistro restaurants and has recently entered into a development and license agreement with M.H. Alshaya, the Middle East’s leading retailer, to develop 34 Bistro restaurants throughout the Middle East over the next 10 years.
SFAS 160 — Noncontrolling Interests
As a result of adopting SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51, at the start of fiscal 2009, the Company has changed its income statement presentation of noncontrolling interests (previously shown as minority interest). Minority interest is no longer separately reported as a reduction to net income but is instead shown below net income under the heading “net income attributable to noncontrolling interests”. The calculation of earnings per share remains unchanged and continues to be based on income attributable to PFCB. The Company’s first quarter Form 10-Q filing with the SEC will contain additional information regarding the accounting and reporting impact of the Company’s adoption of SFAS 160.
The Company is hosting a conference call today at 1:00 pm ET in which management will provide further details on the current quarter results. A webcast of the call can be accessed through the company’s website at http://www.pfcb.com.
P.F. Chang’s China Bistro owns and operates two restaurant concepts in the Asian niche. P.F. Chang’s China Bistro features a blend of high-quality, traditional Chinese cuisine and American hospitality in a sophisticated, contemporary bistro setting. Pei Wei Asian Diner offers a modest menu of freshly prepared pan-Asian cuisine in a relaxed, warm environment offering attentive counter service and take-out flexibility.

Note with respect to non-GAAP financial measures contained within Supplemental Financial Information
In addition to using GAAP results in evaluating the Company’s business, management measures restaurant operating income to assess the performance of its existing restaurant concepts. Restaurant operating income includes all ongoing costs related to operating the Company’s restaurants but excludes preopening expenses and partner investment expense. Because these costs are solely related to expansion of the Company’s business, they make an accurate assessment of the health of its ongoing operations more difficult and are therefore excluded. Additionally, general and administrative expenses are only included in the Company’s consolidated financial presentation as these costs relate to support of both restaurant concepts and are generally not specifically identifiable to individual restaurant operations. As the Company’s expansion is funded entirely from its ongoing restaurant operations, restaurant operating income is a primary consideration of management when determining whether and when to open additional restaurants. The non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Please see the non-GAAP to GAAP reconciliation at the bottom of pages 5 through 7 of this press release for a reconciliation of restaurant operating income to the most directly comparable GAAP measure, income from operations.
Note with respect to forward looking statements
The statements contained in this press release that are not purely historical, including the Company’s estimates of its earnings, revenues and anticipated new restaurants are forward-looking statements. The accuracy of these forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, failure of the Company’s existing or new restaurants to achieve expected results; changes in general economic and political conditions that affect consumer spending; changes in food costs; the financial performance of restaurants concentrated in certain geographic areas; litigation; the Company’s inability to retain key personnel; potential labor shortages that may delay planned openings; changes in government legislation that may increase labor costs; intense competition in the restaurant industry; tax returns that may be subjected to audits and could have material adverse impact; rising insurance costs; the inability to develop and construct the Company’s restaurants within projected budgets and time periods; failure to comply with governmental regulations; changes in how the Company accounts for certain aspects of the its partnership program; the Company’s ability to successfully expand its operations; implementation of new accounting software; and other risks described in the Company’s recent SEC filings.
Contacts:

Investor:	Allison Schulder	(480) 888-3000	allison.schulder@pfcb.com

Media:	Pete Marino	(312) 339-8833	pmarino@digcommunications.com
Dig Communications

P.F. Chang’s China Bistro, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended
	March 29,	March 30,
	2009	2008
Revenues	$309,837	$305,917
Costs and expenses:
Cost of sales	83,072	83,530
Labor	100,707	103,381
Operating	50,691	48,061
Occupancy	17,378	17,626
General and administrative	19,814	18,521
Depreciation and amortization	18,496	16,370
Preopening expense	488	2,819
Partner investment expense	(464)	411

Total costs and expenses	290,182	290,719

Income from operations	19,655	15,198
Interest and other income (expense), net	(940)	(934)

Income from continuing operations before taxes	18,715	14,264
Provision for income taxes	(4,953)	(3,581)

Income from continuing operations, net of tax	13,762	10,683
Loss from discontinued operations, net of tax	(43)	(329)

Net income	13,719	10,354
Less: Net income attributable to noncontrolling interests	370	705

Net income attributable to PFCB	$13,349	$9,649

Basic income per share:
Income from continuing operations attributable to PFCB common stockholders	$0.57	$0.42
Loss from discontinued operations, net of tax, attributable to PFCB common stockholders	(0.00)	(0.02)

Net income attributable to PFCB common stockholders	$0.57	$0.40

Diluted income per share:
Income from continuing operations attributable to PFCB common stockholders	$0.56	$0.41
Loss from discontinued operations, net of tax, attributable to PFCB common stockholders	(0.00)	(0.01)

Net income attributable to PFCB common stockholders	$0.56	$0.40

Weighted average shares used in computation:
Basic	23,442	23,972

Diluted	23,795	24,295

Amounts attributable to PFCB common stockholders:
Income from continuing operations, net of tax	$13,392	$9,978
Loss from discontinued operations, net of tax	(43)	(329)

Net income	$13,349	$9,649

P.F. Chang’s China Bistro, Inc.
Supplemental Financial Information

	2007	1Q08	2Q08	3Q08	4Q08	2008	1Q09

Units	306	322	331	337	348	348	350
Sales weeks	14,443	4,122	4,256	4,328	4,464	17,170	4,531
AWS	75,067	74,216	70,849	68,363	66,039	69,780	68,382
Revenues	1,084,193	305,917	301,533	295,877	294,797	1,198,124	309,837

Operating costs
Cost of sales	297,242	83,530	82,132	80,368	79,600	325,630	83,072
Labor	364,074	103,381	99,971	98,059	95,500	396,911	100,707
Operating	172,147	48,061	49,366	52,201	49,339	198,967	50,691
Occupancy	62,164	17,626	17,511	17,270	17,402	69,809	17,378
Net income attributable to noncontrolling interests	4,169	705	487	367	374	1,933	370
Depreciation & amortization	55,988	16,370	17,150	17,235	17,956	68,711	18,496
Restaurant operating income	128,409	36,244	34,916	30,377	34,626	136,163	39,123

Development costs
Preopening expenses	14,310	2,819	1,808	1,519	2,311	8,457	488
Partner investment expense	(2,012)	411	(500)	99	(364)	(354)	(464)

Other expenses
General and administrative (1)	66,968	18,521	19,128	18,152	21,687	77,488	19,814
Interest and other (income) expense, net	100	934	949	895	584	3,362	940
Provision for income taxes	12,420	3,581	3,636	2,057	2,919	12,193	4,953
Income from continuing operations	36,623	9,978	9,895	7,655	7,489	35,017	13,392
Loss from discontinued operations, net of tax	(4,560)	(329)	(525)	(4,693)	(2,044)	(7,591)	(43)
Net income attributable to PFCB	32,063	9,649	9,370	2,962	5,445	27,426	13,349

Income from continuing operations per FDS	$1.41	$0.41	$0.41	$0.32	$0.31	$1.45	$0.56

Fully diluted shares (FDS)	25,899	24,295	24,247	23,927	23,851	24,080	23,795

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.4%	27.3%	27.2%	27.2%	27.0%	27.2%	26.8%
Labor	33.6%	33.8%	33.2%	33.1%	32.4%	33.1%	32.5%
Operating	15.9%	15.7%	16.4%	17.6%	16.7%	16.6%	16.4%
Occupancy	5.7%	5.8%	5.8%	5.8%	5.9%	5.8%	5.6%
Net income attributable to noncontrolling interests	0.4%	0.2%	0.2%	0.1%	0.1%	0.2%	0.1%
Depreciation & amortization	5.2%	5.4%	5.7%	5.8%	6.1%	5.7%	6.0%

Restaurant operating income	11.8%	11.8%	11.6%	10.3%	11.7%	11.4%	12.6%

Preopening expenses	1.3%	0.9%	0.6%	0.5%	0.8%	0.7%	0.2%
Partner investment expense	(0.2%)	0.1%	(0.2%)	0.0%	(0.1%)	(0.0%)	(0.1%)
General and administrative (1)	6.2%	6.1%	6.3%	6.1%	7.4%	6.5%	6.4%
Interest and other (income) expense, net	0.0%	0.3%	0.3%	0.3%	0.2%	0.3%	0.3%
Provision for income taxes	1.1%	1.2%	1.2%	0.7%	1.0%	1.0%	1.6%

Income from continuing operations	3.4%	3.3%	3.3%	2.6%	2.5%	2.9%	4.3%

Loss from discontinued operations, net of tax	(0.4%)	(0.1%)	(0.2%)	(1.6%)	(0.7%)	(0.6%)	(0.0%)

Net income attributable to PFCB	3.0%	3.2%	3.1%	1.0%	1.8%	2.3%	4.3%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	128,409	36,244	34,916	30,377	34,626	136,163	39,123
Add: Net income attributable to noncontrolling interests	4,169	705	487	367	374	1,933	370
Less: General and administrative (1)	(66,968)	(18,521)	(19,128)	(18,152)	(21,687)	(77,488)	(19,814)
Less: Preopening expenses	(14,310)	(2,819)	(1,808)	(1,519)	(2,311)	(8,457)	(488)
Less: Partner investment expense	2,012	(411)	500	(99)	364	354	464

Income from operations	53,312	15,198	14,967	10,974	11,366	52,505	19,655

Note:	Consolidated results include the impact of Shared Services and Other as well as the Bistro and Pei Wei concepts.

(1)	Consolidated general and administrative expenses includes the costs of supporting the Company, including all concepts.

Concept: P.F. Chang’s China Bistro
Supplemental Financial Information

	2007	1Q08	2Q08	3Q08	4Q08	2008	1Q09

Units	172	177	182	182	189	189	190
Sales weeks	8,289	2,275	2,330	2,355	2,413	9,373	2,458
AWS	102,486	103,763	99,502	96,139	93,427	98,127	95,661
Revenues	849,743	236,089	231,972	226,443	225,459	919,963	235,141

Operating costs
Cost of sales	232,578	64,410	62,999	61,430	61,072	249,911	62,963
Labor	282,919	79,318	76,153	74,387	72,109	301,967	76,051
Operating	131,863	36,324	36,603	38,556	37,600	149,083	36,973
Occupancy	47,059	12,981	12,730	12,536	12,423	50,670	12,441
Net income attributable to noncontrolling interests	3,351	497	370	271	223	1,361	179
Depreciation & amortization	42,294	12,265	12,794	12,771	13,261	51,091	13,728
Restaurant operating income	109,679	30,294	30,323	26,492	28,771	115,880	32,806

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.4%	27.3%	27.2%	27.1%	27.1%	27.2%	26.8%
Labor	33.3%	33.6%	32.8%	32.9%	32.0%	32.8%	32.3%
Operating	15.5%	15.4%	15.8%	17.0%	16.7%	16.2%	15.7%
Occupancy	5.5%	5.5%	5.5%	5.5%	5.5%	5.5%	5.3%
Net income attributable to noncontrolling interests	0.4%	0.2%	0.2%	0.1%	0.1%	0.1%	0.1%
Depreciation & amortization	5.0%	5.2%	5.5%	5.6%	5.9%	5.6%	5.8%

Restaurant operating income	12.9%	12.8%	13.1%	11.7%	12.7%	12.6%	14.0%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	109,679	30,294	30,323	26,492	28,771	115,880	32,806
Add: Net income attributable to noncontrolling interests	3,351	497	370	271	223	1,361	179
Less: Preopening expenses	(9,012)	(1,729)	(1,271)	(732)	(1,945)	(5,677)	(294)
Less: Partner investment expense	3,358	245	500	103	218	1,066	148

Income from operations	107,376	29,307	29,922	26,134	27,267	112,630	32,839

Note:	General and administrative expenses are reflected in the Company’s consolidated results.

Concept: Pei Wei Asian Diner (A)
Supplemental Financial Information

	2007	1Q08	2Q08	3Q08	4Q08	2008	1Q09

Units	134	145	149	155	159	159	160
Sales weeks	6,154	1,847	1,926	1,973	2,051	7,797	2,073
AWS	38,095	37,806	36,117	35,192	33,806	35,675	36,011
Revenues	234,450	69,828	69,561	69,434	69,338	278,161	74,696

Operating costs
Cost of sales	64,664	19,120	19,133	18,938	18,528	75,719	20,109
Labor	81,155	24,063	23,818	23,672	23,391	94,944	24,656
Operating	40,284	11,737	12,763	13,645	11,739	49,884	13,718
Occupancy	15,105	4,645	4,781	4,734	4,979	19,139	4,937
Net income attributable to noncontrolling interests	818	208	117	96	151	572	191
Depreciation & amortization	12,278	3,774	3,995	4,119	4,270	16,158	4,350
Restaurant operating income	20,146	6,281	4,954	4,230	6,280	21,745	6,735

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.6%	27.4%	27.5%	27.3%	26.7%	27.2%	26.9%
Labor	34.6%	34.5%	34.2%	34.1%	33.7%	34.1%	33.0%
Operating	17.2%	16.8%	18.3%	19.7%	16.9%	17.9%	18.4%
Occupancy	6.4%	6.7%	6.9%	6.8%	7.2%	6.9%	6.6%
Net income attributable to noncontrolling interests	0.3%	0.3%	0.2%	0.1%	0.2%	0.2%	0.3%
Depreciation & amortization	5.2%	5.4%	5.7%	5.9%	6.2%	5.8%	5.8%

Restaurant operating income	8.6%	9.0%	7.1%	6.1%	9.1%	7.8%	9.0%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	20,146	6,281	4,954	4,230	6,280	21,745	6,735
Add: Net income attributable to noncontrolling interests	818	208	117	96	151	572	191
Less: Preopening expenses	(5,298)	(1,090)	(537)	(787)	(366)	(2,780)	(194)
Less: Partner investment expense	(1,346)	(656)	—	(202)	146	(712)	316

Income from operations	14,320	4,743	4,534	3,337	6,211	18,825	7,048

Note:	General and administrative expenses are reflected in the Company’s consolidated results.

(A)	All current and historical operating results related to closed Pei Wei restaurants are reflected within discontinued operations for all periods presented.

P.F. Chang’s China Bistro
Supplemental Sales Information (Company Owned)
Year of Unit Opening (1)

	Pre-2002	2002	2003	2004	2005	2006	2007	2008	2009	Total

Units	64	14	18	18	18	20	20	17	1	190

Sales (000)

1Q09	90,049	17,380	23,552	18,967	19,752	22,320	23,344	19,653	118	235,135

Average Weekly Sales (AWS)

1Q09	108,231	95,496	100,651	81,054	84,412	85,846	89,784	88,928	118,392	95,661

Year-Over-Year Change in AWS (2)

1Q09	-6.6%	-5.1%	-6.4%	-6.5%	-6.5%	-6.2%	-13.5%	-20.0%	—	-7.4%

Year-Over-Year Change Comp Store Sales (3)

Units	64	14	18	18	18	20	16	—	—	168

1Q09	-6.6%	-5.1%	-6.4%	-6.5%	-6.5%	-6.2%	-10.4%	—	—	-6.6%

(1)	Includes all restaurants opened in the period indicated.

(2)	A unit is included in the year-over-year change in AWS in the thirteenth month of operation.

(3)	A unit becomes comparable in the eighteenth month of operation.

Pei Wei Asian Diner
Supplemental Sales Information
Year of Unit Opening (1)

	Pre-2002	2002	2003	2004	2005	2006	2007	2008	2009	Total

Units	5	11	17	19	23	27	32	25	1	160

Sales (000)

1Q09	2,690	5,502	8,729	10,036	10,874	12,762	13,386	10,374	298	74,651

Average Weekly Sales (AWS)

1Q09	41,380	38,474	39,498	40,632	36,367	36,359	32,179	31,920	49,652	36,011

Year-Over-Year Change in AWS (2)

1Q09	-4.5%	-3.9%	-2.4%	-2.3%	-2.1%	-0.3%	-3.6%	-22.7%	—	-3.6%

Year-Over-Year Change Comp Store Sales (3)

Units	5	11	17	19	23	27	31	—	—	133

1Q09	-4.5%	-3.9%	-2.4%	-2.3%	-2.1%	-0.3%	-2.9%	—	—	-2.2%

(1)	Includes all restaurants opened in the period indicated.

(2)	A unit is included in the year-over-year change in AWS in the thirteenth month of operation.

(3)	A unit becomes comparable in the eighteenth month of operation.